Exhibit 99.1

SPACEHAB, Inc.

907 Gemini

Houston, Texas 77058-2762
1.713.558.5000
fax: 1.713.558.5960
www.spacehab.com

FOR IMMEDIATE RELEASE

SPACEHAB REPORTS FINANCIAL RESULTS FOR FIRST QUARTER FISCAL YEAR 2009

Houston, Texas, November 13, 2008 – SPACEHAB, Incorporated (NASDAQ/NMS: SPAB), a leading provider of commercial space services, today announced financial results for the first quarter ended September 30, 2008 of its fiscal year 2009.

First Quarter Results

SPACEHAB posted first quarter fiscal 2009 net income of $55,000, or $0.00 per share, on revenue of $6.0 million compared with first quarter fiscal year 2008 net loss of $856,000, or $.66 per share, on revenue of $8.6 million.

“Now that our turnaround is complete, first quarter fiscal 2009 is a solid beginning for our next phase as we continue to invest in the future of SPACEHAB,” said Chairman and Chief Executive Officer Thomas B. Pickens III.  “We believe our new business vision, combined with improving liquidity and capital position will drive growth for the Company.”

Liquidity

On September 30, 2008 SPACEHAB’s cash and short-term investments were approximately $13.1 million, of which $10.6 million is classified as Restricted Cash consisting of advance payments received on a government contract to modify certain spacecraft processing facilities. The Company carries a current liability of $6.6 million for obligations under this construction contract. This contract contains penalties of up to $3.0 million if SPACEHAB fails to complete the modifications prior to September 30, 2009.

SPACEHAB’s working capital at the end of the quarter was $2.2 million of which $1.0 million consisted of amounts outstanding on the Company’s revolving line of credit.

On September 25, 2008, the Company’s Board of Directors authorized the repurchase of up to $6 million of the company’s common stock and outstanding convertible notes due October 2010.  Any purchases under SPACEHAB’s security repurchase program may be made from time-to-time, in the open market, through block trades or otherwise in accordance with applicable regulations of the Securities and Exchange Commission. Depending on market conditions and other factors, these purchases may be commenced or suspended at any time or from time-to-time without prior notice. Additionally, the timing of such transactions will depend on other corporate strategies and will be at the discretion of the management of the Company. On October 31, 2008, the Company purchased $1,750,000 principal amount of its convertible notes on the open market.  SPACEHAB currently has approximately 16.4 million shares of common stock and $5.1 million par value of convertible notes outstanding.

Update of Ongoing Operations

As of September 30, 2008 SPACEHAB carried a contract backlog of $25.8 million, which represents the expected value of contractually-committed work, portions of which are subject to the space shuttle’s launch schedule or future government funding decisions. The majority of this backlog is from our wholly-owned and largest subsidiary, Astrotech Space Operations (“ASO”), which provides all support necessary for its government and commercial satellite customers to successfully process their multi-million dollar spacecraft for launch on expendable launch vehicles.  On October 20, 2008, ASO was awarded a $1.17 million contract from Alliant Techsystems (NYSE: ATK) in support of ATK’s planning and assembly of Ares I-X first stage hardware to be flown during the 2009 test flight for the development of NASA’s Ares I launch vehicle.  The 2009 test flight is a major milestone for NASA’s next-generation spacecraft and launch vehicle system.

“The ATK contract positions Astrotech as an integral component in the development of the U.S. next-generation launch system,” explains Ret. General Lance Lord, Astrotech Chief Executive Officer.  “Leveraging both our 23-year legacy in ground processing support services and ATK’s commitment and long-time reputation as a premier aerospace and defense company will provide the framework for this mission’s success and possibly expand our scope into other long-term space exploration programs.”

The Company’s BioSpace Technologies subsidiary continues to process microgravity products and is currently preparing for the November 14, 2008 STS-126 space shuttle mission, which will transport several samples as part of the ongoing vaccine development program. This mission marks the fourth and final flight of the previously discovered salmonella vaccine target, utilizing the Company’s proprietary microgravity processing (“MGP”) program and Vaccine Processing Platform (“VPP”).  BioSpace is an extension of SPACEHAB’s many years of experience preparing, launching and operating science payloads in space, and plays a key role in transitioning the Company from supporting government sponsored research in space to developing production models that use the research to produce commercial products. This new business initiative involves the commercial utilization of the International Space Station (“ISS”) and other microgravity platforms for the development of potentially valuable biotech products to save and improve lives on Earth. Previous missions have successfully shown positive results as a developmental step in the discovery of a potentially commercial vaccine for salmonella.

The Company’s 1st Detect division continues to make progress in the development of its ion trap mini mass spectrometer that began as a response to a Space Act Agreement that was entered into with NASA in May 2005 to develop a miniaturized mass spectrometer alternative for monitoring air quality on the International Space Station.

On October 15, 2008, President George W. Bush signed into law the NASA Authorization Bill passed by the United States Congress, which authorized an additional shuttle flight to the ISS.  SPACEHAB continues to maintain its remaining fleet of pressurized modules and tunnel hardware for future missions and believes there may be an opportunity to co-manifest the Logistics Single Module on this flight.

About SPACEHAB, Incorporated

SPACEHAB is a commercial and entrepreneurial force in the space industry providing a full spectrum of products and services to both the government and private sectors. The Company offers spacecraft pre-launch processing facilities and services, production of valuable commercial products in space, development and extension of space-based products to the consumer market, space access and payload integration services program and engineering support ranging from development and manufacturing of flight hardware to large scale government project management.

The statements in this document may contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, continued government support and funding for key space programs, product performance and market acceptance of products and services, as well as other risk factors and business considerations described in the company’s Securities & Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. The Company assumes no obligation to update these forward-looking statements.

FOR MORE INFORMATION:

Tania Shupe

Corporate Marketing and Communications

SPACEHAB, Inc.

713.558.5299

tshupe@spacehab.com

Tables follow

SPACEHAB, INCORPORATED AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except share data)

	Three Months
	Ended September 30,
	2008	2007
Revenue	$5,974	$8,596
Costs of revenue	3,518	6,437
Gross profit	2,456	2,159
Operating expenses
Selling, general and administrative	1,699	1,814
Research and development	573	318
Total operating expenses	2,272	2,132
Income/(loss) from operations	184	27
Interest expense	(223)	(1,067)
Interest and other income, net	94	184
Income/(loss) before income taxes	55	(856)
Income tax expense	—	—
Net income/(loss)	$55	$(856)
Income/(loss) per share:
Net income/(loss) per share – basic	$0.00	$(0.66)
Shares used in computing net income (loss)
per share – basic	$16,109,023	$1,302,720
Net income/(loss) per share – diluted	$0.00	$(0.66)
Shares used in computing net income/(loss) per share – diluted	$16,580,762	$1,302,720

Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	June 30,
	2008	2008
	(unaudited)
ASSETS
Cash and cash equivalents	$2,496	$2,640
Accounts receivable, net	6,638	3,872
Prepaid expenses and other current assets	1,100	1,121
Total current assets	10,234	7,633
Property and equipment, net of accumulated depreciation and amortization of $69,644 and $69,131, respectively	40,602	40,999
Other assets, net	11,628	9,579
Total assets	$62,464	$58,211
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$8,075	$6,629
Long-term liabilities	18,737	16,646
Stockholders’ equity	35,652	34,936
Total liabilities and stockholders’ equity	$62,464	$58,211

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